                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE QUIGLEY CORPORATION

                                        State or other
                                        Jurisdiction of
Subsidiaries                            Incorporation
------------                            -------------
Darius International Inc.                  Delaware
Innerlight Inc.                            Delaware
Quigley Pharma Inc.                        Delaware
Quigley Manufacturing Inc.                 Delaware

All of the  subsidiaries  are  owned  100% by The  Quigley  Corporation  and are included in the  consolidated  financial  statements for the year ended December
31, 2004.